UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2008

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SKREEM ENTERTAINMENT CORP.

 (Exact name of registrant as specified in its charter)

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Nevada	000-52677	59-3608515
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

11637 Orpington Street

Orlando, Florida 32817

 (Address of Principal Executive Office) (Zip Code)

(407) 207-0400

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5– Corporate Governance and Management

Item 5.01

Changes in Control of Registrant

On or about August 11, 2008, a total of 27,000,000 shares of common stock owned by Jeffrey Martin, shareholder of the Registrant, closed a transaction whereby his control block was sold to Sungjin Kim, on behalf of Winwheel Bullion, LLC, a Nevada limited liability corporation.  The source of the consideration of $450,000 was from Sungjin Kim.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The following individual has been appointed by to our Board of Directors, effective as of August 15, 2008, to the position indicated:

Name	Age	Position
Sungjin Kim	50	Director

Mr. Kim, a U.S. Citizen, is 50 years old.  He is U.S. educated and has a Juris Doctor.  For the past five years, he has been building his company Winwheel Bullion, LLC. which is an international land development company.  The primary effort of Winwheel Bullion, LLC. in the past years has been bringing Zamiin Uud Free Economic Zone of Mongolia to international standard of commercial practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skreem Entertainment Corp.

By:	/s/ Charles Camorata
Charles Camorata President

Date:  August 19, 2008

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